SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 20, 2003

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                           GREG MANNING AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                     1-11988                 22-2365834
 (State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
              of                                            Identification No.)
Incorporation or Organization)




             775 Passaic Avenue,
           West Caldwell, New Jersey                                   07006
    (Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (973) 882-0004


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Item 5.           Other Events

      On May 20, 2003, Greg Manning Auctions, Inc. (the "Company"), issued to The Tail Wind Fund Ltd. ("Tail Wind") 242,718 shares of stock of the Company in exchange for 2,707,239 shares of stock of GMAI-Asia.com, Inc. owned by Tail Wind. This transaction was entered into in accordance with a Securities Purchase Agreement between the Company and Tail Wind (the "Purchase Agreement"), dated as of May 14, 2001, pursuant to which Tail Wind had the right under certain circumstances to require such exchange. The shares of stock of the Company were valued at $2.06 per share in accordance with the terms of the Purchase Agreement. At May 20, 2003, immediately prior to the issuance, the Company had 12,705,804 shares of stock outstanding.

      The shares of stock of the Company issued to Tail Wind are subject to certain registration rights under the Purchase Agreement and a Registration Rights Agreement between the Company and Tail Wind, among others, dated as of January 25, 2000. Tail Wind has made demand on the Company to register all of the shares and the Company expects to file a registration statement covering such shares shortly.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2003


                                    GREG MANNING AUCTIONS, INC.



                                    By: /s/ Larry Crawford
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                                       Larry Crawford
                                       Chief Financial Officer